Exhibit 99.1

Press Release

	Contact:	Don R. Madison, CFO
FOR IMMEDIATE RELEASE		Powell Industries, Inc.
713-947-4422

POWELL INDUSTRIES ANNOUNCES FISCAL 2013

FOURTH QUARTER AND YEAR-END RESULTS

Reports record annual orders of $758 million

Reports second highest year-end backlog of $517 million

HOUSTON — DECEMBER 3, 2013 — Powell Industries, Inc. (NASDAQ: POWL), a leading supplier of custom engineered solutions for the management and control of electrical energy and other critical processes, today announced results for the fiscal 2013 fourth quarter and year ended September 30, 2013.

Revenues for the fourth quarter of fiscal 2013 were $187.4 million compared to revenues of $184.2 million for the fourth quarter of fiscal 2012.  Net income for the fourth quarter of 2013 was $18.6 million, or $1.54 per diluted share, compared to net income of $11.9 million, or $0.99 per diluted share, in the fourth quarter of fiscal 2012.  Fourth quarter fiscal 2013 results include the following items: $2.9 million from the settlement of a Canadian project claim; restructuring and relocation expenses of $1.7 million pertaining to the facilities expansion; and a $7.1 million release of tax valuation allowance set up in prior years for losses in Canada.  Excluding these items, net income for the fourth quarter of fiscal 2013 was $10.3 million, or $0.86 per diluted share.  A reconciliation of this non-GAAP financial measure to net income is included in the financial tables below.

Michael A. Lucas, President and Chief Executive Officer, stated, “We are pleased to conclude this fiscal year with a solid fourth quarter, resulting in strong full year results.  We generated annual revenues of $675 million, second only to last year’s record revenues. Additionally, we ended the year with record bookings and the second largest year-end backlog of the Company.

“We have also completed the construction and relocation into new production facilities in Houston and Edmonton, both of which are now fully operational.  With this expansion complete, we are well positioned to support our customers and their capital projects in the coming years.

“The strong finish to fiscal 2013 gives us excellent momentum going into 2014.  We continue to see strength in the oil and gas market, particularly the growing petrochemical investment, LNG terminal facilities to allow for the export of U.S. natural gas, and deep water production facilities in the Gulf of Mexico and around the world.”

New orders placed during the fourth quarter of fiscal 2013 totaled $207 million compared to $155 million in the third quarter of fiscal 2013 and compared to $186 million in the fourth quarter of fiscal 2012.  The Company’s backlog as of September 30, 2013 was $517 million compared to $496 million as of June 30, 2013 and compared to $437 million at the end of last year’s fourth quarter.

FISCAL 2013 RESULTS

Revenues for fiscal 2013 were $674.8 million compared to $717.2 million in fiscal 2012.  Net income for fiscal 2013 was $42.1 million, or $3.51 per diluted share, compared to net income of $29.7 million, or $2.49 per diluted share, last year.  Excluding certain fourth quarter items discussed above and a settlement received in the second quarter, net income for fiscal 2013 was $33.8 million, or $2.82 per diluted share.  A reconciliation of this non-GAAP financial measure to net income is included in the financial tables below.

OUTLOOK

The following statements are based on the current expectations of the Company.  These statements are forward-looking, and actual results may differ materially as further elaborated in the last paragraph below.

Based on its backlog and current business conditions, Powell Industries currently expects full year fiscal 2014 revenues to range between $700 million and $750 million and full year fiscal 2014 earnings to range between $2.75 and $3.25 per diluted share.

CONFERENCE CALL

Powell Industries has scheduled a conference call for Wednesday, December 4, 2013 at 11:00 a.m. eastern time.  To participate in the conference call, dial 480-629-9771 at least 10 minutes before the call begins and ask for the Powell Industries conference call.  A replay of the call will be available approximately two hours after the live broadcast ends and will be accessible until December 11, 2013.  To access the replay, dial 303-590-3030 using a passcode of 4650589#.

Investors, analysts and the general public will also have the opportunity to listen to the conference call over the Internet by visiting powellind.com. To listen to the live call on the web, please visit the website at least fifteen minutes before the call begins to register, download and install any necessary audio software.  For those who cannot listen to the live webcast, an archive will be available shortly after the call and will remain available for approximately 90 days at powellind.com.

Powell Industries, Inc., headquartered in Houston, engineers packaged solutions and systems for the control, distribution and management of electrical energy and other dynamic processes.  Powell markets include large industrial customers such as utilities, oil and gas producers, refineries, petrochemical plants, pulp and paper producers, mining operations, commuter railways and other vehicular transportation facilities.   For more information, please visit powellind.com.

Any forward-looking statements in the preceding paragraphs of this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements involve risks and uncertainties in that actual results may differ materially from those projected in the forward-looking statements.  In the course of operations, we are subject to certain risk factors, competition and competitive pressures, sensitivity to general economic and industrial conditions, international political and economic risks, availability and price of raw materials and execution of business strategy.  For further information, please refer to the Company's filings with the Securities and Exchange Commission, copies of which are available from the Company without charge.

This press release contains references to certain non-GAAP financial measures discussed above.  Please see the financial table below for more details on these non-GAAP financial measures, including a reconciliation of these non-GAAP financial measures to net income and the reasons management believes these measures are useful to investors.

POWELL INDUSTRIES, INC. & SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

	Three Months Ended		Years Ended
	Sept 30, 2013	Sept 30, 2012	Sept 30, 2013	Sept 30, 2012
(In thousands, except per share data)	(Unaudited)

Revenues	$187,397	$184,159	$674,772	$717,194

Cost of goods sold	144,545	142,679	527,936	577,256

Gross profit	42,852	41,480	146,836	139,938

Selling, general and administrative expenses	19,635	20,756	83,539	81,295

Research and development expenses	2,187	2,079	8,521	7,652

Amortization of intangible assets	416	488	1,659	2,599

Restructuring and relocation costs	2,210	—	3,927	—

Operating income	18,404	18,157	49,190	48,392

Gain on settlement	—	—	(1,709)	—
Interest expense	51	69	202	272
Interest income	(7)	(26)	(35)	(114)

Income before income taxes	18,360	18,114	50,732	48,234

Income tax provision (benefit)	(208)	6,261	8,656	18,577

Net income.	$18,568	$11,853	$42,076	$29,657

Earnings per share:

Basic	$1.55	$0.99	$3.52	$2.50
Diluted	$1.54	$0.99	$3.51	$2.49

Weighted average shares:

Basic	11,970	11,916	11,948	11,850
Diluted	12,028	11,971	11,994	11,925

SELECTED FINANCIAL DATA:

Capital expenditures	$20,641	$3,517	$74,369	$29,063

Depreciation and amortization	$2,415	$3,253	$10,190	$13,077

POWELL INDUSTRIES, INC. & SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2013	September 30, 2012
(In thousands)
Assets:

Current assets	$357,341	$346,410

Property, plant and equipment (net)	144,589	78,652

Other assets	28,973	23,250

Total Assets	$530,903	$448,312

Liabilities and Stockholders’ Equity:

Current liabilities	$168,063	$130,873

Long-term debt and capital lease obligations, net of current maturities	3,200	3,630

Deferred and other long-term liabilities	4,414	3,706

Stockholders’ equity	355,226	310,103

Total Liabilities and Stockholders’ Equity	$530,903	$448,312

POWELL INDUSTRIES, INC. & SUBSIDIARIES

BUSINESS SEGMENTS

	Three Months Ended		Years Ended
	Sept 30, 2013	Sept 30, 2012	Sept 30, 2013	Sept 30, 2012
(In thousands)	(Unaudited)

Revenues:
Electrical Power Products	$173,810	$175,671	$635,253	$686,581
Process Control Systems	13,587	8,488	39,519	30,613

Total Revenues	$187,397	$184,159	$674,772	$717,194

Income Before Income Taxes:

Electrical Power Products	$17,288	$17,989	$49,421	$48,055
Process Control Systems	1,072	125	1,311	179

Total Income Before Income Taxes	$18,360	$18,114	$50,732	$48,234

	September 30, 2013	September 30, 2012
(In thousands)
Segment Assets:

Electrical Power Products	$334,169	$319,215
Process Control Systems	17,083	14,540
Corporate	179,651	114,557

Total Segment Assets	$530,903	$448,312

Backlog:

Electrical Power Products	$435,022	$361,853
Process Control Systems	81,574	74,838

Total Backlog	$516,596	$436,691

POWELL INDUSTRIES, INC. & SUBSIDIARIES

NON-GAAP NET INCOME RECONCILIATION

	Three Months Ended		Years Ended
	Sept 30, 2013	Sept 30, 2012	Sept 30, 2013	Sept 30, 2012
(In thousands)	(Unaudited)		(Unaudited)

Net Income:

Net income	$18,568	$11,853	$42,076	$29,657
Canadian project claim settlement, net of tax	(2,850)	—	(2,850)	—
Gain on settlement, net of tax	—	—	(1,328)	—
Restructuring and relocation expenses, net of tax	1,654	—	2,964	—
Release of Canadian tax valuation allowance	(7,079)	—	(7,079)	—

Non-GAAP net income	$10,293	$11,853	$33,783	$29,657

Diluted shares outstanding	12,028	11,971	11,994	11,925

Diluted Earnings Per Share:

Earnings per share	$1.54	$0.99	$3.51	$2.49
Non-GAAP earnings per share	$0.86	$0.99	$2.82	$2.49

For all periods presented, the Company defines non-GAAP net income as net income which excludes: 1) Canadian project claim settlement, net of tax; 2) Gain on legal settlement, net of tax; 3) Restructuring and relocation expenses, net of tax; and 4) Release of Canadian tax valuation allowance.  Non-GAAP financial measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. However, the Company believes by excluding these items, these non-GAAP financial measures are helpful in comparing the historical results to current results and measuring operating earnings trends.  The Company also believes the disclosure of non-GAAP net income will help investors meaningfully evaluate and compare its cash flow generating capacity from quarter to quarter and year to year.

The non-GAAP adjustments, and the basis for excluding them from GAAP financial measures, are outlined below:

•

Canadian project claim settlement, net of tax – In the fourth quarter, a project claim recovery was received on a large industrial project at Powell Canada.  This project experienced significant delays and cost overruns in fiscal 2012.

•	Gain on settlement, net of tax – In the second quarter, we settled a lawsuit filed against the previous owners of Powell Canada.
•

Restructuring and relocation expenses, net of tax – Significant expenses were incurred related to relocation efforts in connection with the construction of two new manufacturing facilities in fiscal 2013.  We also incurred expenses related to the restructuring of our operations in the United Kingdom.

•

Release of Canadian tax valuation allowance—In the fourth quarter, we released a tax valuation allowance recorded as an offset to prior years’ Canadian pre-tax losses because we believe it is more likely than not that market conditions and our operating results going forward will allow us to realize the deferred tax assets associated with prior year losses in Canada.

Due to the nature of these items, the Company does not believe that these items reflect its ongoing operations.

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